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Email: investor@furmanite.com

FURMANITE CORPORATION REPORTS
FOURTH QUARTER AND FULL YEAR 2014 RESULTS

HOUSTON, TEXAS (March 6, 2015) – Furmanite Corporation (NYSE: FRM) today reported results for the three and twelve months ended December 31, 2014.

Fourth Quarter 2014 Results

Revenues for the three months ended December 31, 2014 were $133.9 million, an increase of $3.5 million, or 2.7%, over the $130.4 million reported for the three months ended December 31, 2013. Adjusted operating income for the three months ended December 31, 2014 and 2013 was $8.4 million(A) and $5.2 million,(A) respectively, excluding $0.8 million and $0.6 million, respectively, of incremental costs associated with certain retirement, management transition and integration expenses. Net income for the 2014 fourth quarter was $4.8 million, or $0.13 per diluted share, compared to $2.6 million, or $0.07 per diluted share, in the 2013 fourth quarter.

Twelve Months Ended December 31, 2014 Results

Revenues for the twelve months ended December 31, 2014 were $529.2 million, an increase of $101.9 million, or 23.8%, over the $427.3 million reported for the twelve months ended December 31, 2013. Adjusted operating income for the twelve months ended December 31, 2014 and 2013 was $22.9 million(A) and $25.5 million,(A) respectively, excluding $2.3 million of incremental costs in the current year and $0.7 million of incremental costs in the prior year, associated with certain retirement, management transition and integration expenses. Net income for the twelve months ended December 31, 2014 was $11.4 million, or $0.30 per diluted share, compared to $14.0 million, or $0.37 per diluted share for the twelve months ended December 31, 2013.

Foreign currency had unfavorable impacts on revenues and operating income of $2.3 million and $0.2 million, respectively, for the three months ended December 31, 2014 and favorable impacts on revenues and operating income of $0.4 million and $0.5 million, respectively, for the twelve months ended December 31, 2014.

Joseph Milliron, CEO and President of Furmanite Corporation said, “Our fourth quarter performance reflects the initial success of our initiatives and our strengthened operating foundation from which we expect to grow. Throughout 2014, we took significant action to unify Furmanite’s global operations and implement efficiencies in our internal processes and structure to reduce costs. Further, we have taken steps to strengthen our ability to partner with customers earlier and longer in their projects and throughout the life cycles of their assets, which we believe will generate further opportunity in our markets. Moving forward, we are focused on driving high performance and profitable growth across our global organization, and while challenges remain in our markets, we are committed to doing what is within our control to enhance shareholder value.”

Financial Position

As of December 31, 2014, the Company’s cash balance was $33.8 million. The Company’s cash balance, along with the $38.0 million of availability under its credit facility, provides the Company liquidity of $71.8 million.

Discontinuing Earnings Guidance

The Company is discontinuing its practice of providing financial guidance due to a number of factors, including variable industry dynamics, the impact of foreign exchange, global economic considerations and other challenges that can impact its forecasting capabilities. The Company will continue to provide investors with perspective on its value drivers, its strategic initiatives and those factors critical to understanding its business and operating environment to continue to assist in guiding the investment community on its business outlook and environment.

Conference Call Details

In conjunction with the earnings release, Furmanite Corporation will host a conference call with, Joseph E. Milliron (Chief Executive Officer and President) and Robert S. Muff (Chief Financial Officer and Chief Administration Officer). The call will begin at 10:00 a.m. (Eastern) / 9:00 a.m. (Central) on Friday, March 6, 2015.

(A) These items are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”) and exclude the impact of 1) incremental compensation expenses pursuant to the provisions of a retirement agreement with a Company executive and 2) direct costs associated with management transition and integration of the Furmanite Technical Solutions division. Management believes that results excluding these charges provide more meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation. A reconciliation to the applicable GAAP measure is included at the end of the press release.

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM), founded in 1920, is one of the world’s largest specialty industrial services and specialty engineering project solutions companies, providing world class solutions to customer needs through more than 80 offices on six continents. The Company delivers a wide portfolio of inspection, mechanical and engineering services which help monitor, maintain, renew and construct the global energy, industrial and municipal infrastructures. Furmanite serves a broad range of industry sectors, including refining, offshore, sub-sea, pipeline, power generation, chemical, petrochemical, pulp and paper, water utilities, automotive, mining, marine and steel manufacturing. World Headquarters and Global Support Operations are located in Houston, Texas; Rotterdam, Netherlands; Kendal, United Kingdom and Melbourne, Australia. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed most recently in this earnings release and the Company’s Form 10-K as of December 31, 2013 filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

FURMANITE CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)
(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Revenues	$133,885	$130,357	$529,197	$427,294
Costs and expenses:
Operating costs	99,499	99,763	397,629	306,042
Depreciation and amortization expense	3,434	3,186	12,579	11,418
Selling, general and administrative expense	23,366	22,757	98,302	85,034
Total costs and expenses	126,299	125,706	508,510	402,494

Operating income	7,586	4,651	20,687	24,800
Interest income and other income (expense), net	340	(344)	(92)	(616)
Interest expense	(449)	(408)	(1,811)	(1,341)
Income before income taxes	7,477	3,899	18,784	22,843
Income tax expense	(2,707)	(1,317)	(7,429)	(8,816)
Net income	$4,770	$2,582	$11,355	$14,027

Earnings per common share - Basic	$0.13	$0.07	$0.30	$0.37
Earnings per common share - Diluted	$0.13	$0.07	$0.30	$0.37
Adjusted diluted earnings per share[1]	$0.14	$0.08	$0.34	$0.38

Weighted-average number of common and common equivalent shares used in computing earnings per common share:
Basic	37,678	37,511	37,631	37,422
Diluted	37,897	37,762	37,867	37,630

EBITDA[2]	$11,360	$7,493	$33,174	$35,602

__________________

[1]
Adjusted diluted earnings per share presented above is a non-GAAP financial measurement that excludes the impact of 1) incremental compensation expenses pursuant to the provisions of a retirement agreement with a Company executive and 2) direct costs associated with management transition and integration of the Furmanite Technical Solutions division. Management believes that results excluding these charges provide more meaningful and comparable information to analysts and is useful in comparing the operational trends of Furmanite Corporation. A reconciliation to the applicable GAAP measure is included at the end of the press release.

[2]
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) presented above is a non-GAAP financial measurement. The Company believes that investors and other users of the financial statements benefit from the presentation of this non-GAAP measurement because it provides an additional metric to evaluate the Company’s core operating performance by excluding the effects of depreciation and amortization expense, interest expense and income tax expense from net income. A reconciliation of EBITDA to the most directly comparable GAAP measure is included at the end of the press release.

FURMANITE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,
	2014	2013

Cash	$33,753	$33,240
Trade receivables, net	110,219	106,853
Inventories, net	37,383	35,443
Other current assets	21,335	21,159
Total current assets	202,690	196,695

Property and equipment, net	51,930	55,347
Other assets	29,551	33,125
Total assets	$284,171	$285,167

Total current liabilities	$56,067	$62,523
Total long-term debt	61,853	63,196
Other liabilities	23,787	25,952
Total stockholders’ equity	142,464	133,496
Total liabilities and stockholders’ equity	$284,171	$285,167

FURMANITE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	For the Twelve Months Ended December 31,
	2014	2013

Net income	$11,355	$14,027

Depreciation, amortization and other non-cash items	13,560	17,364
Working capital changes	(14,414)	(13,716)
Net cash provided by operating activities	10,501	17,675

Capital expenditures	(8,090)	(18,392)
Acquisition of businesses	(265)	(16,695)
Proceeds from sale of assets	16	30
Payments on debt	(1,012)	(2,274)
Proceeds from issuance of debt	—	20,000
Debt issuance costs	—	(50)
Excess tax benefits from stock-based compensation	989	—
Issuance of common stock	158	573
Other	(250)	(250)
Effect of exchange rate changes on cash	(1,534)	(562)
Increase in cash and cash equivalents	513	55
Cash and cash equivalents at beginning of period	33,240	33,185
Cash and cash equivalents at end of period	$33,753	$33,240

FURMANITE CORPORATION
BUSINESS SEGMENT DATA
(in thousands)
(Unaudited)

	Technical Services	Engineering & Project Solutions	Corporate[1]	Total
Three months ended December 31, 2014
Revenues from external customers	$96,319	$37,566	$—	$133,885
Operating income (loss)[2]	$11,498	$821	$(4,733)	$7,586

Three months ended December 31, 2013
Revenues from external customers	$95,965	$34,392	$—	$130,357
Operating income (loss)[2]	$8,839	$(1,808)	$(2,380)	$4,651

Twelve months ended December 31, 2014
Revenues from external customers	$376,120	$153,077	$—	$529,197
Operating income (loss)[2]	$41,279	$(391)	$(20,201)	$20,687

Twelve months ended December 31, 2013
Revenues from external customers	$368,587	$58,707	$—	$427,294
Operating income (loss)[2]	$43,822	$(2,003)	$(17,019)	$24,800

_______________________________

[1]
Corporate represents certain corporate overhead costs, including executive management, strategic planning, treasury, legal, human resources, information technology, accounting and risk management, which are not allocated to reportable segments.

[2]
The Engineering & Project Solutions segment includes nil and approximately $0.5 million of direct costs associated with management transition and integration of the Furmanite Technical Solutions division for the three and twelve months ended December 31, 2014, respectively, and approximately $0.6 million and $0.7 million of such costs for the three and twelve months ended December 31, 2013, respectively. Corporate includes approximately $0.8 million and $1.7 million of incremental compensation expenses pursuant to the provisions of a retirement agreement with a Company executive for the three and twelve months ended December 31, 2014, respectively.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures
(in thousands, except per share data)

	For the Three Months
	Ended December 31, 2014
	As Reported	Reconciling Items [1]	Non GAAP Basis
Selling, general and administrative expense	$23,366	$(847)	$22,519
Operating income	7,586	847	8,433
Income before income taxes	7,477	847	8,324
Income tax expense	(2,707)	(339)	(3,046)
Net income	$4,770	$508	$5,278
Adjusted diluted earnings per share	$0.13	$0.01	$0.14

	For the Three Months
	Ended December 31, 2013
	As Reported	Reconciling Items [1]	Non GAAP Basis
Selling, general and administrative expense	$22,757	$(580)	$22,177
Operating income	4,651	580	5,231
Income before income taxes	3,899	580	4,479
Income tax expense	(1,317)	(232)	(1,549)
Net income	$2,582	$348	$2,930
Adjusted diluted earnings per share	$0.07	$0.01	$0.08

	For the Twelve Months
	Ended December 31, 2014
	As Reported	Reconciling Items [1]	Non GAAP Basis
Selling, general and administrative expense	$98,302	$(2,251)	$96,051
Operating income	20,687	2,251	22,938
Income before income taxes	18,784	2,251	21,035
Income tax expense	(7,429)	(900)	(8,329)
Net income	$11,355	$1,351	$12,706
Adjusted diluted earnings per share	$0.30	$0.04	$0.34

	For the Twelve Months
	Ended December 31, 2013
	As Reported	Reconciling Items [1]	Non GAAP Basis
Selling, general and administrative expense	$85,034	$(650)	$84,384
Operating income	24,800	650	25,450
Income before income taxes	22,843	650	23,493
Income tax expense	(8,816)	(260)	(9,076)
Net income	$14,027	$390	$14,417
Adjusted diluted earnings per share	$0.37	$0.01	$0.38
______________________________

[1]
Consists of 1) incremental compensation expenses pursuant to the provisions of a retirement agreement with a Company executive and 2) direct management transition and integration costs of the Furmanite Technical Solutions division, and the related income tax impacts.

FURMANITE CORPORATION
Reconciliation of Non-GAAP Financial Measures (continued)
(in thousands, except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2014	2013	2014	2013

Reconciliation of EBITDA to Net income:
EBITDA	$11,360	$7,493	$33,174	$35,602
Less:
Depreciation and amortization expense	(3,434)	(3,186)	(12,579)	(11,418)
Interest expense	(449)	(408)	(1,811)	(1,341)
Income tax expense	(2,707)	(1,317)	(7,429)	(8,816)
Net income	$4,770	$2,582	$11,355	$14,027